OMB APPROVAL
OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	14.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of
The Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials

STONEPATH GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	Fee not required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

SEC 1913 (04-05)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

STONEPATH GROUP, INC.
2200 Alaskan Way, Suite 200
Seattle, WA 98121
April 14, 2006
Dear Fellow Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of Stonepath Group, Inc. (the “Company”), which will be held at the Bell Harbor International Conference Center, Pier 66, 2211 Alaskan Way, Seattle, Washington 98121, on Friday, May 26, 2006, at 10:00 a.m. local time. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.
      At the Meeting, stockholders will be asked to:

(1)	elect the Company’s directors;

(2)	approve the issuance of more than 8,698,832 shares of common stock under a convertible note and warrant issued to Laurus Master Fund, Ltd. (“Laurus”) and certain additional convertible notes which may be issued to Laurus in the future;

(3)	ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the year ended December 31, 2006; and

(4)	consider such other matters as may be properly brought before the Meeting and at any adjournment(s) or postponement(s) thereof.
      These matters are discussed in greater detail in the accompanying Proxy Statement.
      Your Board of Directors recommends a vote FOR each of the proposals listed above.
      Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Meeting. Please sign, date and mail the enclosed proxy promptly.
      A copy of the Company’s Annual Report for the year ended December 31, 2005 is enclosed for your information. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.
      We wish to thank you for your loyal support of the Company and your participation in this process.

Sincerely,

Dennis L. Pelino
Chairman of the Board

PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION ABOUT NOMINEES FOR DIRECTOR
INFORMATION ABOUT EXECUTIVE OFFICERS
PROPOSAL 2
PROPOSAL 3
SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND BENEFICIAL OWNERS OF GREATER THAN 5% OF THE COMPANY’S VOTING SECURITIES
COMMON STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
Executive Compensation Summary Compensation Table
Summary Compensation Table
PERFORMANCE PRESENTATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF STONEPATH GROUP, INC.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STONEPATH GROUP, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 26, 2006
April 14, 2006
To the Stockholders of Stonepath Group, Inc.:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Stonepath Group, Inc. (the “Company”) will be held at the Bell Harbor International Conference Center, Pier 66, 2211 Alaskan Way, Seattle, Washington 98121, on Friday, May 26, 2006, at 10:00 a.m. local time, for the following purposes:

(1)	to elect the Company’s directors;

(2)	to approve the issuance of more than 8,698,832 shares of common stock under a convertible note and warrant issued to Laurus Master Fund, Ltd. (“Laurus”) and certain additional convertible notes which may be issued to Laurus in the future;

(3)	to ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the year ended December 31, 2006; and

(4)	to consider such other matters as may be properly brought before the Meeting and at any adjournment(s) or postponement(s) thereof.
      A copy of the Company’s Annual Report for the year ended December 31, 2005 is enclosed for your information. No material contained in the Annual Report is to be considered a part of our proxy solicitation material.
      Only stockholders of record as of the close of business on April 7, 2006 will be entitled to vote at the Meeting and any adjournment(s) or postponement(s) thereof.
      All stockholders are cordially invited to attend the Meeting. However, to assure your representation at the Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

Robert Arovas
President and Chief Financial Officer

STONEPATH GROUP, INC.
2200 Alaskan Way, Suite 200
Seattle, WA 98121
PROXY STATEMENT
       The enclosed proxy is solicited on behalf of the Board of Directors of Stonepath Group, Inc. (the “Company”) to be voted at the Annual Meeting of Stockholders (the “Meeting”) of the Company to be held at the Bell Harbor International Conference Center, Pier 66, 2211 Alaskan Way, Seattle, Washington 98121, on Friday, May 26, 2006 at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy solicitation materials were mailed on or about April 14, 2006 to all stockholders entitled to vote at the Meeting.
Record Date and Stock Ownership
      Stockholders of record at the close of business on April 7, 2006 (the “Record Date”) are entitled to notice of and to vote at the Meeting, and at any adjournment(s) or postponement(s) thereof. At the Record Date,                      shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”) were issued, outstanding and entitled to notice of and to vote on all matters at the Meeting and at any adjournment(s) or postponement(s) thereof.
Quorum and Voting Requirements
      The Company’s Bylaws provide that the stockholders holding a majority of the shares issued, outstanding and entitled to vote on the Record Date must be present in person or by proxy at the Meeting to constitute a quorum for the transaction of business at the Meeting.
      All shares of Common Stock represented by valid proxies received by the Secretary of the Company prior to the Meeting will be voted as specified in the proxy. If no specification is made, the shares will be voted FOR the election of each of the Board’s nominees to the Board of Directors and FOR each of the other matters submitted by the Board of Directors for vote by the stockholders. Unless otherwise indicated by the stockholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Meeting. Abstentions and broker non-votes (which arise from proxies delivered by brokers and others, where the record holder has not received direction on voting and does not have discretionary authority to vote on one or more matters) are each included in the determination of the number of shares present for purposes of determining a quorum. At the Meeting, directors will be elected by a plurality vote and all other matters will be decided by the affirmative vote of a majority of the shares of Common Stock present at the meeting, in person or by proxy, and entitled to vote. Abstentions are counted as shares present at the meeting for purposes of determining the votes cast on any matter and have the effect of a vote against any matter as to which abstention is specified. Broker non-votes are not considered shares present for purposes of the vote on any matter as to which the broker non-vote is specified and will not affect the outcome of the vote.
      The execution of a proxy will not affect a stockholder’s right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is used at the Meeting by filing with the Secretary of the Company either: (i) a written notice of revocation; (ii) a proxy bearing a later date than the most recently submitted proxy; or (iii) by attendance at the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy.
      Registered stockholders (those who hold shares directly rather than through a bank or broker) can simplify their voting by voting via the internet at www.votestock.com. Internet voting information is provided on the Proxy Card. Use of a Control Number is designed to verify stockholders’ identities and allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. The Control Number is identified and located on the Proxy Card. If a stockholder holds shares through a bank or broker, the stockholder will receive separate instructions on the form received from the bank or broker.

Although most banks and brokers now offer Internet voting, availability and specific processes will depend on their voting arrangements.
Annual Report
      A copy of the Company’s Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2005 accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of our proxy solicitation material.
      The mailing address of the Company’s executive offices is 2200 Alaskan Way, Suite 200, Seattle, WA 98121.
Solicitation
      The cost of this proxy solicitation will be borne by the Company. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy materials to principals and obtaining their proxies.
Stockholder Proposals
      Proposals of stockholders that are intended to be included within the proxy material for our 2007 Annual Meeting of Stockholders must comply with the requirements of SEC Rule 14a-8 and must be received no later than December 15, 2006 in order to be included in the Proxy Statement and proxy relating to that Annual Meeting.
      In addition, the Company’s advance notice bylaw provisions require that any shareholder proposal to be presented from the floor of the 2007 Annual Meeting of Stockholders must be submitted in writing to the Company’s Secretary at 2200 Alaskan Way, Suite 200, Seattle, WA 98121 not less that 60 days nor more than 90 days prior to the date of that meeting, unless less than 70 days notice or prior public disclosure of such date has been made to stockholders, in which case notice of the proposal must be received by the Company no later than the close of business on the tenth day following such notice or public disclosure by the Company. Any such notice of a shareholder proposal must include (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and, in the event that such business includes a proposal to amend any document, the language of the proposed amendment, (b) the name and address of the stockholder, (c) the class and number of shares beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

PROPOSAL 1
ELECTION OF DIRECTORS
Nominees for Consideration at the Meeting
      The Bylaws provide that the Board of Directors shall consist of such number of directors as is established from time to time by the affirmative vote of a majority of the Board of Directors. The Board has resolved to have six (6) directors. Each person who is appointed or elected to the Board of Directors will hold that position until the close of the next annual meeting of stockholders, until he or she ceases to be a director by operation of law or until he or she resigns.
      The six (6) persons listed below have been nominated by the Board of Directors to serve as directors of the Company.
      Unless otherwise specified, each properly executed proxy received will be voted for the election of the nominees named below to serve as directors until the end of their respective terms or until his successor is elected and qualified. The Company is not aware of any reason that any nominee will be unable to serve or will decline to serve as a director. In the event that any nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as shall be nominated by management.
INFORMATION ABOUT NOMINEES FOR DIRECTOR
      The following table sets forth certain information with respect to each of the nominees for director and their current positions with the Company.

		Year in Which
		Service as a
Director’s Name and Age	Principal Occupation	Director Began

Dennis L. Pelino, 58	Chairman of the Board of Directors	2001
J. Douglass Coates, 63	Principal-Manalytics International, Inc.	2001
Robert McCord, 47	Managing Director-PA Early Stage	2001
David R. Jones, 57	Private Consultant	2000
Aloysius T. Lawn, IV, 47	Executive Vice President and General Counsel-Talk America Holdings, Inc.	2001
John H. Springer, 49	Director of Global Operations — Golf Division, Nike, Inc.	2003

Dennis L. Pelino
      Dennis L. Pelino has served as our Chairman of the Board of Directors since June 21, 2001 and was also our Chief Executive Officer from that date until October 14, 2004. Mr. Pelino has over two decades of executive experience in the logistics industry. From 1986 to 1999, he was employed by Fritz Companies, Inc., initially as Director of International Operations and Sales and Marketing, in 1993 as its Chief Operating Officer and commencing in 1996, also as its President. Mr. Pelino was also a member of the Board of Directors of Fritz Companies from 1991 to 1999. During Mr. Pelino’s tenure, he acquired or started over 50 companies for Fritz as it became one of the leading global logistics companies. Prior to Fritz, Mr. Pelino held senior executive positions in the container shipping industry and in the domestic full-service truck leasing industry. Most recently, from 1999 through 2001, Mr. Pelino has been involved as a director and principal of a number of private ventures which explored opportunities in the logistics industry and which provided consulting services relative to business opportunities in Latin America, China and other Far Eastern regions.

J.	Douglass Coates
      J. Douglass Coates has served as a member of our Board of Directors since August 2001. He has been a principal of Manalytics International, Inc., a transportation, logistics and supply chain consulting firm, now a division of Transystems Corporation of Kansas City, Missouri. He was previously President of ACS Logistics, a division of American President Lines, and President of Milne Truck Lines, then a subsidiary of the Sun Company. Mr. Coates holds a B.S. in Engineering from Pennsylvania State University and an MBA from the Wharton School of the University of Pennsylvania.

David R. Jones
      David R. Jones has served as a member of our Board of Directors since September 2000. Mr. Jones has been President of DR Jones Financial, Inc., a privately-held consulting firm since its formation in September 1995. He is presently a director of Financial Asset Securities Corporation, an affiliate of Greenwich Capital Markets, Inc. Mr. Jones was Senior Vice President-Asset Backed Finance of Greenwich Capital Markets, Inc. from 1989 to 1995. Mr. Jones served as a Vice President, and subsequently as a Managing Director of The First Boston Corporation, an investment banking firm, from 1982 to 1989 and as Manager-Product Development of General Electric Credit Corp., an asset-based lender and financial services company, from 1981 to 1982. Mr. Jones is a graduate of Harvard College and has an MBA from the Amos Tuck School of Business Administration.

Aloysius T. Lawn, IV
      Aloysius T. Lawn has served as a member of our Board of Directors since February 2001. Mr. Lawn is the Executive Vice President — General Counsel and Secretary of Talk America Holdings, Inc., an integrated communications service provider with programs designed to benefit the residential and small business markets. Prior to joining Talk America Holdings, Inc. in 1996, Mr. Lawn was an attorney in private practice with extensive experience in private and public financings, mergers and acquisitions, securities regulation and corporate governance from 1985 through 1995. Mr. Lawn graduated from Yale University and Temple University School of Law.

Robert McCord
      Robert McCord has served as a member of our Board of Directors since March 2001. He is also a Managing Director of PA Early Stage, a family of early stage funds based in Wayne, Pennsylvania. At PA Early Stage, which he co-founded in 1997, Mr. McCord specializes in business development for portfolio companies. He also serves as Chairman of the Eastern Technology Council, a consortium of more than 1,200 technology-oriented companies. Mr. McCord has also served as a director of several private companies. Previously, Mr. McCord served as Vice President of Safeguard Scientifics, Inc., a leader in identifying, developing and operating premier technology companies. Before joining Safeguard, Mr. McCord spent a decade on Capitol Hill, where he served as Chief of Staff, Speechwriter and Budget Analyst in a variety of congressional offices. He specialized in budget and deregulatory issues and, as Chief Executive Officer of the bipartisan Congressional Institute for the Future, he ran a staff which tracked legislation and provided policy analyses and briefings. Mr. McCord earned his A.B., with high honors, from Harvard University and his MBA from the Wharton School of the University of Pennsylvania.

John H. Springer
      John H. Springer has served as a member of our Board of Directors since May 2003. Mr. Springer has extensive global supply chain management and logistics experience, having held both domestic U.S. and international logistics positions at IBM Corporation, Union Pacific Corporation’s third party logistics unit, and at Dell Computer from 1995 to 2002. Mr. Springer joined Nike, Inc. in 2002 and is its Director of Global Operations — Golf Division. Mr. Springer has been active in the Council of Logistics Management throughout his career, including holding the position of President for the Central Texas region. He earned his B.S. at Syracuse University in Transportation & Distribution Management, and his MBA from St. Edwards University in Austin, Texas.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE COMPANY’S DIRECTORS

INFORMATION ABOUT EXECUTIVE OFFICERS
      Our executive officers as of March 31, 2006 are as follows:

		Year in Which
Officer’s Name and Age	Office	Service Began

Dennis L. Pelino, 58	Chairman of the Board of Directors	2001
Jason F. Totah, 49	Chief Executive Officer	2004
Robert Arovas, 63	President and Chief Financial Officer	2004
Sarah B. Dorscht, 35	Senior Vice President, International Operations	2006
Richard F. Manner, Jr. 43	Senior Vice President, Domestic Operations	2006
      For biographical information regarding Mr. Pelino, please see his biography under “Information about Nominees for Director” set forth above.

Jason F. Totah
      Jason F. Totah has served as our Chief Executive Officer since October 2004. Prior to that, he was the Chief Executive Officer of Stonepath Logistics International Services, Inc. (“SLIS”) and Stonepath Logistics Domestic Services, Inc. (“SLDS”). Mr. Totah joined SLIS in 1990 and has held several positions including Seattle Branch Manager and Senior Vice President, Sales and Marketing, and Senior Vice President of Sales and Operations. Prior to joining SLIS, he worked in international logistics for Amoco Petroleum, stationed in various locations around the world. He graduated from Oregon State in 1983 with a degree in Agriculture Engineering.

Robert Arovas
      Robert Arovas has served as our President since October 2004 and our Chief Financial Officer since December 2005. From June 1999 to July 2002, Mr. Arovas was the President and Chief Executive Officer of Geologistics Corporation, a privately held global logistics provider. Prior to that, Mr. Arovas was the Executive Vice President and Chief Financial Officer of the Fritz Companies from 1997 to 1999. Earlier in his career, Mr. Arovas held executive positions at various companies, including The Pittston Company and Burlington Air Express, and has a background in public accounting. Since 2002, Mr. Arovas has been on the board of directors of a privately held company, provided consulting services and been part of an acquisition group in the logistics area, among other interests. Mr. Arovas holds a Bachelor of Science from Syracuse University and is a Certified Public Accountant.

Sarah B. Dorscht
      Sarah B. Dorscht has been our Senior Vice President, International Operations since January 2006 and has been serving as a Senior Vice President of our international subsidiary since December 2004. Prior to that, from March 1997 through November 2004, Ms. Dorscht served in several different positions, including General Manager and Air/ Ocean Inbound Manager, with Global Container Line, Inc. and its parent SLIS, which we acquired in April 2002. Ms. Dorscht began her career with Nippon Express, where she was employed from September 1993 to March 1997. Ms. Dorscht holds a Bachelor of Arts in History from the University of Washington.

Richard F. Manner Jr.
      Richard F. Manner Jr. has served as our Senior Vice President, Domestic Operations January 2006 and has been serving as a Senior Vice President of our domestic subsidiary since December 2004. Prior to that, from March 2003 through November 2004, Mr. Manner held a number of positions with us and with M.G.R., Inc., a subsidiary we acquired in October 2001, including Central Area Vice President, General Manager of Automotive Operations, and Director of Business Development. From March 1996 to March 2003, Mr. Manner was employed by Gage Marketing Services in a variety of positions, including General Manager and Director of Automotive Operations and most recently as a Vice President. Mr. Manner has held numerous other positions in the transportation and logistics industries since 1986. Mr. Manner holds a Bachelor of Science in Business Administration from Bowling Green State University.
Board Meetings
      During the year ended December 31, 2005, the Board of Directors held five (5) meetings and acted by unanimous consent on two (2) occasions. There were eight (8) Audit Committee meetings during 2005. The Compensation Committee held two (2) meetings during 2005 and acted by unanimous consent on one (1) occasion. During 2005, each Board member attended 75% or more of the meetings held by the Board and any committee upon which such director served.
      The Company invites, but does not require, directors who are up for election at an annual meeting of stockholders to attend that meeting. Four of the Company’s directors attended last year’s annual meeting of stockholders.
Board Committees

Audit Committee
      The Audit Committee is responsible for monitoring the integrity of the Company’s financial statements and reporting processes and systems of internal control regarding finance, accounting, and legal compliance and approving the engagement of its independent auditors. The Audit Committee held eight (8) meetings in 2005. The members of the Audit Committee are David R. Jones, Chairman, Aloysius T. Lawn, IV, and Robert McCord. Each of these Audit Committee members is independent as defined in the listing standards of the American Stock Exchange and the rules of the Securities and Exchange Commission. The Board has determined that Mr. Jones qualifies as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission by virtue of his education and experience in complex financial matters and the analysis and review of financial statements and has designated Mr. Jones as the “audit committee financial expert.” For a description of Mr. Jones’ relevant experience, see “Information About Nominees for Director — David R. Jones.”

Compensation Committee
      The Compensation Committee is responsible for determining the compensation of the officers and employees of the Company and administering the Company’s compensation plans. During 2005, the Compensation Committee held two (2) meetings and acted by unanimous written consent on one (1) occasion. The members of the Compensation Committee are Aloysius T. Lawn, IV, Chairman, as well as David R. Jones and John H. Springer. Each of these Compensation Committee members is independent as defined in the listing standards of the American Stock Exchange and the rules of the Securities and Exchange Commission.
Board Nominating Procedures
      Given the relatively small size of the Board of Directors and the existence of other committees of the Board requiring substantial attention and effort, the Board has determined that it is appropriate not to establish a separate nominating committee. The Board has also determined that a nominating committee is not necessary in light of the written nominating procedures it has adopted and the fact that nominations are determined by the vote of a majority of the directors who are independent.
      The Board will consider candidates for membership suggested by its members, as well as by the Company’s management and stockholders. The Board may also from time to time retain a third-party executive search firm to identify candidates.
      A stockholder who wishes to recommend a prospective nominee for the Board of Directors should notify the Company’s Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate.

      Once the Board has identified a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on the need for additional Board members to fill vacancies or to expand the size of the Board. If it is determined that there is a need for additional Board members, the Board will then evaluate the prospective nominee considering the following factors:

•	the candidate’s ability to represent the interests of the Company’s stockholders;

•	the candidate’s skill, integrity, and independence of thought and judgment;

•	the candidate’s experience with businesses and other organizations of comparable size and stage of development;

•	the relationship of the candidate’s experience to the experience of other members of the Board and whether the candidate adds to the range of talent, skill and expertise possessed by the existing members of the Board; and

•	the candidate’s ability to dedicate sufficient time, energy and attention to the diligent performance of a director’s duties, including the candidate’s service on other boards of directors.
      The Board will also consider such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for audit committee expertise and the evaluations of other prospective nominees.
      As part of the evaluation, the Board will have the prospective nominee interviewed by one or more of its members, and others as appropriate, either in person or by telephone. After completing this evaluation and interview, the Board will then determine, by a vote of a majority of directors who are independent, whether to elect the prospective nominee to the Board in the case where stockholder approval is not required, or to nominate the candidate for election by the Company’s stockholders.
Stockholder Communications to Directors
      The Board of Directors has adopted a written process for stockholders to send communications to the Board of Directors. All correspondence which a stockholder desires to send to the members of the Board of Directors should be forwarded to the Corporate Secretary of the Company. The Corporate Secretary will review all correspondence to determine whether it deals with the functions of the Board of Directors or its committees and, if so, shall forward the correspondence to all directors. Concerns relating to accounting, internal controls or auditing matters shall be immediately brought to the attention of the Audit Committee.

PROPOSAL 2
ISSUANCE OF MORE THAN 8,698,832 SHARES OF COMMON STOCK UNDER A
CONVERTIBLE NOTE AND WARRANT ISSUED TO LAURUS MASTER FUND, LTD.
(“LAURUS”) AND CERTAIN ADDITIONAL CONVERTIBLE NOTES WHICH MAY BE
ISSUED TO LAURUS IN THE FUTURE
Background
      On August 31, 2005, Stonepath Group, Inc. and certain of its domestic subsidiaries entered into several agreements with Laurus providing for a new $25 million domestic revolving credit facility. The agreements included, among others, a Security Agreement, a Secured Convertible Minimum Borrowing Note (the “Note”) and a Common Stock Purchase Warrant (the “Warrant”). The Note is convertible into 9,382,624 shares of the Company’s common stock and the Warrant is exercisable for 2,500,000 shares of the Company’s common stock, in each case subject to anti-dilution adjustments.
      The Note and Warrant have anti-dilution adjustments which may result in the issuance of more than the 11,882,624 shares of common stock that are now issuable under the terms of those instruments. In addition, once the original Note or any subsequent Secured Convertible Minimum Borrowing Note has been converted in full, a new Secured Minimum Borrowing Note (each, a “Subsequent Note”) may be issued which will also be convertible into additional shares of common stock. These features of the Note, Warrant, and Subsequent Notes are more fully described below.
      Under the terms of the Security Agreement, the Company has an obligation to list the shares of common stock issuable upon conversion of the Note and exercise of the Warrant on the American Stock Exchange (“Amex”). In response to a listing application filed by the Company, the staff of Amex indicated that it would list only 8,698,832 shares of common stock with respect to the Laurus transaction and that the issuance of additional shares would require stockholder approval under Amex’s rules. As a result, the Company filed an amended application seeking the listing of only 8,698,832 shares of common stock issuable upon conversion of the Note. Amex approved that amended application.
      The Company is now seeking stockholder approval for the issuance of more than 8,698,832 shares of common stock upon conversion of the Note, for the issuance of shares of common stock under any and all Subsequent Notes, and for the issuance of shares of common stock upon exercise of the Warrant.
Terms of Note, Subsequent Notes and Warrant

Note and Subsequent Note
      The Note has a principal amount of $10 million and has a three year maturity. It bears an annual interest rate of prime plus 1%, subject to a floor of 5.5%. Amounts due under the Note are convertible into the Company’s common stock at a conversion price of $1.0658 per share, subject to certain anti-dilution adjustments.
      The anti-dilution adjustments provide for an adjustment in the number of shares issuable upon conversion of the Note in the event of a reclassification of common stock, a stock split, a stock combination, or a dividend paid in shares of common stock. The number of shares issuable upon conversion of the Note is also subject to adjustment in the event that the Company issues any shares of common stock or, subject to certain exceptions, securities convertible into common stock for a price less than the conversion price then in effect under the Note. In that case, the conversion price will be adjusted downward pursuant to a weighted average formula.
      The obligations under the Note are secured by a global security interest in the assets of the Company’s domestic subsidiaries, excluding any stock held in a foreign subsidiary.
      The Note may be prepaid, subject to a prepayment premium of 23% in the first year, 22% in the second year, and 21% in the third year of the Note. Following the occurrence and during the continuance of an event of default under the Note, the holder of the Note may require the repayment of 120% of the outstanding principal amount, in addition to interest and other amounts due under the Note.

      In the event that the Note or any Subsequent Note has been converted in full into the Company’s common stock and there is at least $11 million outstanding under the Laurus revolving credit facility, a new Subsequent Note will be issued by the Company. The terms of each such Subsequent Note will be the same as the Note or Subsequent Note it replaces, except for the conversion price, which will be 115% of the average closing price of the Company’s common stock for the ten trading days immediately prior to the date such Subsequent Note is issued, but in no event greater than 120% of the closing price of the common stock on such date.

Warrant
      The Warrant entitles the holder to purchase 2,500,000 shares of the Company’s common stock for a period of five years, at an exercise price which varies with the number of shares purchased under the Warrant. The exercise price is $1.13 for the first 900,000 shares purchased, $1.41 for the next 700,000 shares purchased, $4.70 for the next 450,000 shares purchased, and $7.52 for the last 450,000 shares purchased under the Warrant.
      The exercise price of the Warrant and the number of shares issuable upon exercise of the Warrant are subject to adjustment in the event that the Company issues additional shares of common stock as a dividend or subdivides or combines its outstanding shares of common stock. Upon the occurrence of any of those events, the exercise price will be adjusted by multiplying the then current exercise price by a fraction, the numerator of which is the number of shares of common stock outstanding immediately prior to such event and the denominator of which is the number of shares of common stock outstanding immediately after such event. In addition, the number of shares of common stock issuable upon exercise of the Warrant will be adjusted by multiplying the number of shares otherwise issuable by a fraction, the numerator of which is the exercise price in effect prior to the adjustment and the denominator of which is the exercise price in effect on the date of the exercise of the Warrant.
Stockholder Approval Required by the American Stock Exchange
      The Company is subject to the Amex rules applicable to companies whose securities are listed on that exchange. Section 713 of the Amex Company Guide requires each company that is listed on Amex to obtain stockholder approval in connection with (a) a transaction involving: (1) the sale, issuance, or potential issuance of common stock (or securities convertible into common stock) at a price less than the greater of book or market value which, together with sales by officers, directors or principal stockholders, equals 20% or more of its outstanding common stock; or (2) the sale, issuance or potential issuance of common stock (or securities convertible into common stock) equal to 20% or more of its outstanding common stock for less than the greater of book or market value; or (b) a transaction which would involve the application of Amex’s original listing standards set forth in Section 341 of the Amex Company Guide.
      On August 31, 2005, the date of the transaction with Laurus, the closing price of the Company’s common stock on Amex was $0.91. As a result, the conversion price of the Note ($1.0658) and the exercise price of the Warrant (a minimum of $1.13) are well in excess of the market price of the common stock on that date. However, in its review of the Company’s listing application, the staff of Amex expressed the view that the anti-dilution adjustment provision of the Note could result in a conversion price of less than the $0.91 market value and that Section 713 required shareholder approval before the Company could issue more than 19.9% of the outstanding common stock of the Company as of August 31, 2005 with respect to the Laurus transaction.
      Stockholder approval is not required under the Delaware law for the issuance of common stock under the Notes, the Subsequent Notes, or the Warrant. However, stockholder approval would be required under the Delaware law to amend the Company’s Certificate of Incorporation in the event that the anti-dilution provisions of the Note and Warrant or the issuance of Subsequent Notes required the issuance of more shares of common stock than remain available for issuance under the Company’s Certificate of Incorporation.

Dilutive Impact and Effect on Stock Price
      The issuance of shares of our common stock upon conversion of the Notes, the Subsequent Notes, and the Warrant would dilute the ownership interests and proportionate voting power of our existing stockholders. As of April [ * ], 2006, [ * ] shares of our common stock were outstanding. A total of 11,882,624 shares of common stock are now issuable under the terms of the Note and the Warrant.
      The resale of shares of common stock issued upon conversion of the Note, Subsequent Notes, and Warrant may reduce the market price of our stock. Under the terms of the Note and Warrant, they are not exercisable to the extent that the number of shares beneficially owned by the holder after giving effect to such issuance would result in beneficial ownership of more than 4.99% of our outstanding shares of common stock. We have agreed to register the shares issuable under the Note, Subsequent Notes, and Warrant for resale under the federal securities laws. Accordingly, upon conversion of the Note or any Subsequent Note and upon exercise of the Warrant, the holder will have an incentive to sell most or all of the shares in the market. The sale by the holder of a substantial number of shares in the market from time-to-time could cause the trading price of our common stock to decline.
Effect if Proposal Not Approved
      If this proposal does not receive stockholder approval, the Company may be required to issue more than 8,698,832 shares of our common stock under the terms of the Note, Subsequent Notes, and Warrant. Amex has indicated that such issuance without stockholder approval would violate Section 713 of the Amex Company Guide. As a result, without stockholder approval, the issuance of more than 8,698,832 shares of common stock under the Note, Subsequent Notes, and Warrant could result in the delisting of the Company’s shares from Amex.
      Under Delaware law, the Company’s Board of Directors has the authority, without stockholder approval, to issue the Note, the Subsequent Notes, and the Warrant and to issue shares of common stock pursuant to the terms thereof. Stockholders are not entitled to dissenters’ rights or appraisal rights in connection with the issuance of the Note, the Subsequent Notes, the Warrant, or the common stock issuable pursuant to the terms thereof. In addition, stockholders have no preemptive rights in connection with the issuance of the Note, the Subsequent Note, the Warrant, or the common stock issuable pursuant thereto.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ISSUANCE OF MORE THAN 8,698,832 SHARES OF COMMON STOCK PURSUANT TO THE CONVERTIBLE NOTE AND WARRANT ISSUED TO LAURUS AND CERTAIN ADDITIONAL CONVERTIBLE NOTES WHICH MAY BE ISSUED TO LAURUS IN THE FUTURE

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP
AS THE COMPANY’S INDEPENDENT AUDITORS
FOR THE YEAR ENDING DECEMBER 31, 2006
      Grant Thornton LLP has been selected by the Audit Committee and the Board of Directors to serve as the independent auditors for the Company for the fiscal year ending December 31, 2006. Representatives of Grant Thornton LLP are expected to be present at the Meeting to make a statement if they so desire and will be available to respond to appropriate questions.
      The Audit Committee and the Board of Directors will consider the selection of another accounting firm to serve as the Company’s independent auditors in the event that the stockholders do not approve the selection of Grant Thornton LLP as the Company’s independent auditors.
      On June 17, 2004, the Company dismissed KPMG LLP (“KPMG”) as the Company’s independent accountants. On June 24, 2004, the Company engaged Grant Thornton LLP as its new independent accountants.
      KPMG’s audit reports on our consolidated financial statements for the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of an opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.
      The decision to change accountants was made by our Audit Committee.
      During the fiscal years ended December 31, 2003 and 2002, and the subsequent interim period through the Company’s change in independent accountants, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its report.
      For the years ended December 31, 2004 and December 31, 2005, professional services were provided to the Company by Grant Thornton LLP, our current independent auditors. The following table presents fees for professional services rendered by Grant Thornton LLP for the audit of the Company’s annual financial statements for each of the years ended December 31, 2004 and 2005.

	2004	2005

Audit fees	$630,862	$688,898
Audit related fees	—	—
Tax fees	—	38,291
All other fees	—	—

Total	$630,862	$727,189

      Our Audit Committee approves the engagement of our independent auditors to render audit and non-audit services before they are engaged. All of the services for which fees are listed above were pre-approved by our Audit Committee.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR
THE 2006 FISCAL YEAR

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND BENEFICIAL OWNERS OF GREATER THAN 5% OF
THE COMPANY’S VOTING SECURITIES
      The following tables set forth information with respect to the beneficial ownership of Common Stock owned, as of March 1, 2006, by:

•	the holders of more than 5% of any class of the Company’s voting securities;

•	each of the directors;

•	each of the executive officers; and

•	all directors and executives officers of the Company as a group.
      As of March 1, 2006, an aggregate of 43,749,693 shares of Common Stock were issued and outstanding. For purposes of computing the percentages under the following tables, it is assumed that all options and warrants to acquire Common Stock which have been issued to the directors, executive officers and the holders of more than 5% of Common Stock and are fully vested or will become fully vested within 60 days from March 1, 2006 have been exercised by these individuals and the appropriate number of shares of Common Stock have been issued to these individuals.
COMMON STOCK

		Shares Owned
		Beneficially and
Name of Beneficial Owner	Position	of Record(1)		Percentage of Class

Gruber and McBaine Capital Management, LLC	Beneficial Owner	3,844,800	(2)	8.79
50 Osgood Place, Penthouse, San Francisco, CA 94133
Dennis L. Pelino	Director	6,065,822	(3)	12.30
2200 Alaskan Way, Suite 200 Seattle, WA 98121
Jason F. Totah	Officer	748,100	(4)	1.68
Robert Arovas	Officer	263,725	(5)	*
Thomas L. Scully	Officer	7,779	(6)	*
Sarah B. Dorscht	Officer	99,307	(7)	*
Richard F. Manner Jr.	Officer	96,851	(8)	*
David R. Jones	Director	230,000	(9)	*
Aloysius T. Lawn, IV	Director	135,000	(10)	*
Robert McCord	Director	132,500	(11)	*
J. Douglass Coates	Director	62,500	(12)	*
John H. Springer	Director	97,500	(13)	*
All directors and executive officers as a group (11 people)		7,939,084		15.56

  (*) Less than one percent.

(1)	The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). They may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power. The number of shares beneficially owned by the individual may include options to purchase shares of our common stock exercisable as of, or within 60 days of March 1, 2006. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Based upon Schedule 13G filed on February 11, 2005 by a group consisting of Gruber and McBaine Capital Management, LLC, Jon D. Gruber, J. Patterson McBaine, Eric B. Swergold, and J. Lynne Rose. Gruber and McBaine Capital Management, LLC, Eric B. Swergold, and J. Lynne Rose reported shared voting and dispositive power of 2,007,750 shares. Jon D.Gruber reported sole voting and dispositive power of 219,100 shares and shared voting and dispositive power of 2,007,750 shares. J. Patterson McBaine reported sole voting and dispositive power of 251,350 shares and shared voting and dispositive power of 2,007,750 shares.

(3)	Includes 50,000 shares of common stock held by Mr. Pelino. Includes 431,222 shares of common stock held by Dennis Pelino and Meredith L. Pelino Declaration of Trust, of which Dennis L. Pelino and his spouse are trustees and beneficiaries, though beneficial ownership of which may be disclaimed. Also includes 5,584,600 shares of common stock issuable upon exercise of vested options presently exercisable. Does not include 150,000 shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of March 1, 2006.

(4)	Includes 55,000 shares of common stock held by Mr. Totah. Also includes 693,100 shares of common stock issuable upon exercise of vested options presently exercisable and exercisable within 60 days of March 1, 2006. Does not include 350,000 shares of common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of March 1, 2006.

(5)	Includes 261,111 shares of common stock issuable upon the exercise of vested options presently exercisable and exercisable within 60 days of March 1, 2006. Does not include 238,889 shares of common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of March 1, 2006.

(6)	Includes 7,779 shares of common stock held by Mr. Scully.

(7)	Includes 14,807 shares of common stock held by Ms. Dorscht and 2,000 shares of common stock held jointly with Ms. Dorscht’s spouse. Also includes 82,500 shares of common stock issuable upon exercise of vested options presently exercisable and exercisable within 60 days of March 1, 2006. Does not include 37,500 shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of March 1, 2006.

(8)	Includes 6,851 shares of common stock held by Mr. Manner. Also includes 90,000 shares of common stock issuable upon exercise of vested options presently exercisable and exercisable within 60 days of March 1, 2006. Does not include 50,000 shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of March 1, 2006.

(9)	Includes 95,000 shares of common stock held by Mr. Jones. Also includes 135,000 shares of common stock issuable upon the exercise of vested options presently exercisable and exercisable within 60 days of March 1, 2006. Does not include 15,000 shares of common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of March 1, 2006.

(10)	Includes 135,000 shares of common stock issuable upon the exercise of vested options presently exercisable. Does not include 15,000 shares of common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of March 1, 2006.

(11)	Includes 132,500 shares of common stock issuable upon exercise of vested options presently exercisable. Does not include 12,500 shares of common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of March 1, 2006.

(12)	Includes 62,500 shares of common stock issuable upon exercise of vested options presently exercisable. Does not include 12,500 shares of common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of March 1, 2006.

(13)	Includes 15,000 shares of common stock held by Mr. Springer. Also includes 82,500 shares of common stock issuable upon exercise of vested options presently exercisable. Does not include 12,500 shares of common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of March 1, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers to file reports of ownership and changes in ownership of their equity securities of the Company with the SEC and to furnish the Company with copies of such reports. To the best of the Company’s knowledge, all of the filings by the Company’s directors and executive officers were made on a timely basis during the 2005 fiscal year. However, a timely Form 3 for the Company’s principal accounting officer, Robert Christensen, was not filed. Mr. Christensen was appointed in May 2005. At such date and through the date of this proxy statement, Mr. Christensen has held no shares of the Company’s Common Stock. Mr. Christensen’s Form 3 was subsequently filed in February 2006, reflecting a grant of options related to his appointment as principal accounting officer.
REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board of Directors (the “Compensation Committee”) consists of three (3) directors who are not employees of the Company and who are considered “independent” under the rules of the American Stock Exchange.
Role of the Committee
      The Compensation Committee establishes, oversees and directs the Company’s executive compensation programs and policies and administers the Company’s stock option and other long-term incentive plans. The Compensation Committee seeks to align executive compensation with Company objectives and strategies, business financial performance and enhanced stockholder value.
      The Compensation Committee regularly reviews and approves generally all compensation and fringe benefit programs of the Company and also reviews and determines the actual compensation of the Company’s executive officers, as well as all stock option grants and cash incentive awards to all key employees. The Compensation Committee reviews and administers the Company’s Amended and Restated 2000 Stock Incentive Plan and the Company’s 2003 Employee Stock Purchase Plan.
      The Compensation Committee’s objectives include (i) attracting and retaining exceptional individuals as executive officers, and (ii) providing key executives with motivation to perform to the full extent of their abilities, to maximize Company and deliver enhanced value to the Company’s stockholders. The Compensation Committee believes it is important to place a greater percentage of executive officers’ total compensation, principally in the form of equity, at risk through the grant of stock options whose value is derived from the performance of the business and value of the Common Stock. Executive compensation consists primarily of an annual salary, annual bonuses linked to the performance of the Company and long-term equity-based compensation.
Compensation
      Salary payments in 2005 were made to compensate the ongoing performance of the Company’s executive officers. Bonuses paid and stock options awarded in 2005 were made to recognize contributions to the Company’s business strategy during 2005. The Committee’s specific decisions concerning 2005 compensation for each executive officer were made in light of each officer’s level of responsibility and the Committee’s judgment with respect to whether that executive officer’s compensation provides appropriate recognition for performance and an incentive for future performance.
      The Compensation Committee took a variety of actions during 2005 to address the need to retain executives with relevant industry experience.
      The actions taken by the Compensation Committee during 2005 were designed to reward the Company’s senior management group for their efforts in implementing the Company’s strategic objectives and to provide additional incentives to continue their efforts to continue to accomplish those objectives. The Compensation

Committee also recognized specifically senior management’s contributions and progress in the Company’s restructuring initiatives, corporate finance objectives and efforts to return to profitability.
      In determining the compensation to be provided to the Company’s senior management group during 2005, the Compensation Committee took into account the following matters:

•	Overall responsibilities and the importance of these responsibilities to accomplishing the Company’s strategic objectives;

•	Experience and ability; and

•	Past short-term and long-term job performance.
      The Compensation Committee believes that the foregoing compensation actions have helped develop a senior management group dedicated to improving the short-term and long-term financial performance of the Company.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Aloysius T. Lawn, IV, Chairman
David R. Jones
John H. Springer

Executive Compensation
Summary Compensation Table
      The following table sets forth a summary of the compensation paid or accrued for the three fiscal years ended December 31, 2005 to or for the benefit of our Chief Executive Officer and our five most highly compensated executive officers whose total annual salary and bonus compensation exceeded $100,000 (the “Named Executive Officers”).
Summary Compensation Table

				Long-Term
				Compensation Awards
		Annual Compensation
				Restricted	Number of		All Other
Name and Principal Position		Salary	Bonus	Stock Awards	Options		Compensation(1)

Dennis L. Pelino,	2005	$360,000	—	—	300,000	(2)
Chairman	2004	$360,000	—	—	1,034,600	(3)
	2003	$360,000	—	—	700,000	(4)
Jason F. Totah,	2005	$285,964	$150,000	—	300,000	(5)
Chief Executive Officer	2004	$325,476	$150,000	—	493,100	(6)
	2003	$259,436	$150,000	—	—
Robert Arovas,	2005	$245,833	$100,000	—	300,000	(7)
President and Chief	2004	$34,103	—	—	200,000	(8)
Financial Officer
Thomas L. Scully,	2005	$152,944	$25,000	—	—
former Vice President,	2004	$116,750	—	—	56,000	(9)
Chief Financial Officer,	2003	$105,000	$5,000	—	33,300	(10)
Controller, Secretary and Treasurer
Sarah B. Dorscht,	2005	$127,083	$65,000	—	50,000	(11)
Senior Vice President,	2004	$104,654	$4,044	—	25,000	(12)
International Operations	2003	$88,526	$41,846	—	25,000	(13)
Richard F. Manner Jr.,	2005	$150,769	$50,000	—	50,000	(14)
Senior Vice President,	2004	$117,764	—	—	90,000	(15)
Domestic Operations	2003	$91,157	—	—	—

(1)	During the periods reflected, certain of the officers named in this table received perquisites and other personal benefits not reflected in the amounts of their respective annual salaries or bonuses. The dollar amount of these benefits did not, for any individual in any year, exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for that individual in any year, unless otherwise noted.

(2)	The grant of 300,000 options occurred on October 7, 2005, of which 150,000 vested on October 7, 2005 and 50,000 options vest annually on October 8, 2006, 2007 and 2008.

(3)	The first grant of 550,000 options occurred on January 23, 2004. The second grant of 125,600 options occurred on February 16, 2004. The third grant of 359,000 options occurred on March 11, 2004. All of these options are vested.

(4)	These options were granted on March 10, 2003. All of these options are vested.

(5)	The grant of 300,000 options occurred on October 7, 2005, of which 150,000 vested on October 7, 2005 and 50,000 options vest annually on October 8, 2006, 2007 and 2008.

(6)	The first grant of 80,000 options occurred on January 9, 2004 and are now vested. The second grant of 13,100 options occurred on February 26, 2004 and are now vested. The third grant of 400,000 options occurred on October 13, 2004, of which 133,333 vested on October 14, 2004, 66,667 options vested on October 14, 2005, 66,667 options vest annually on October 14, 2006 and 2007 and 66,666 vest on October 14, 2008.

(7)	The grant of 300,000 options occurred on October 7, 2005, of which 150,000 vested on October 7, 2005 and 50,000 options vest annually on October 8, 2006, 2007 and 2008.

(8)	The grant of 200,000 options occurred on October 13, 2004, of which 66,666 vested on October 13, 2004, 44,445 options vested on October 13, 2005, 44,445 options vest on October 13, 2006 and 44,444 options vest on October 13, 2007.

(9)	The first grant of 25,000 options occurred on January 9, 2004. The second grant of 6,000 options occurred on February 26, 2004. The third grant of 25,000 options occurred on May 21, 2004. All of these options are vested. Mr. Scully served as our Vice President, Chief Financial Officer, Controller, Secretary and Treasurer through November 2005.

(10)	The first grant of 8,300 options occurred on March 25, 2003. The second grant of 25,000 options occurred on August 21, 2003. All of these options are vested.

(11)	The grant of 50,000 options occurred on October 7, 2005, of which 25,000 vested on October 7, 2005, 8,334 options vest on October 8, 2006 and 8,333 options vest annually on October 8, 2007 and 2008.

(12)	The grant of 25,000 options occurred on December 1, 2004, of which 12,500 options are now vested and 6,250 options vest annually on November 30, 2006 and 2007.

(13)	The grant of 25,000 options occurred on August 21, 2003, and are now vested.

(14)	The grant of 50,000 options occurred on October 7, 2005, of which 25,000 vested on October 7, 2005, 8,334 options vest on October 8, 2006 and 8,333 options vest annually on October 8, 2007 and 2008.

(15)	The first grant of 20,000 options occurred on January 9, 2004, and are now vested. The second grant of 20,000 options occurred on February 26, 2004, and are now vested. The third grant of 50,000 options occurred on December 1, 2004, of which 12,500 options vested on December 1, 2004, 12,500 options vested on November 30, 2005, and 12,500 options vest annually on November 30, 2006 and 2007.
Employment Agreements
      On March 11, 2004, effective as of January 1, 2004, we entered into an amended employment agreement with our Chairman, Dennis L. Pelino. This agreement amended our prior agreements with Mr. Pelino dated February 22, 2002 and June 21, 2001. Pursuant to this amendment, we agreed to extend the term of employment of Mr. Pelino through June 2009. The amendment also increased the annual compensation payable to Mr. Pelino by granting him, in addition to his current base salary of $360,000, options to purchase 359,000 shares of our common stock which vest in equal installments over the term of his employment. This grant of options was intended to provide Mr. Pelino with incremental compensation of $700,000 over the term of his employment. In addition to his base salary, Mr. Pelino is entitled to bonus compensation based upon the achievement of certain target objectives, as well as discretionary merit bonuses that can be awarded at the discretion of our Board of Directors. Mr. Pelino is also entitled to certain severance benefits upon his death, disability or termination of employment. Pursuant to the employment agreement, Mr. Pelino is also entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement.
      In connection with our acquisition of SLIS we entered into an employment agreement with Jason F. Totah, then the President and Chief Executive Officer of that subsidiary and the current Chief Executive Officer of the Company. On April 1, 2004, we amended Mr. Totah’s employment agreement to extend the term of his employment until April 1, 2009. Mr. Totah’s employment agreement provides him with the right to a base annual salary of no less than $250,000, subject to minimum annual cost-of-living increases of five percent, subject to the approval of the Board of Directors. Mr. Totah is entitled to an annual performance bonus at the discretion of the Board of Directors. Mr. Totah is also entitled to certain severance benefits upon his death, disability or termination of employment. Pursuant to the employment agreement, Mr. Totah is also entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization major medical, paid vacation and expense reimbursement.
      On February 3, 2005, we entered into an employment agreement with our President, Robert Arovas, providing for an employment term of five years ending on October 14, 2009. It provides Mr. Arovas with the right to an annual salary of $250,000 (which may be increased or decreased by our Board of Directors, but not to an amount less than $250,000), annual bonuses at our discretion, and options to purchase 200,000 shares of our common stock. Mr. Arovas is also entitled to certain severance benefits upon his death, disability or termination of employment. Pursuant to the employment agreement, Mr. Arovas is also entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement.
      On December 1, 2004, we entered into an employment agreement with our Senior Vice President, International Operations, Sarah B. Dorscht, providing for a term of employment of three years ending on December 1, 2007. Under the agreement, Ms. Dorscht has the right to an annual salary of no less than $125,000 and annual bonuses at our discretion. Ms. Dorscht is also entitled to certain severance benefits upon her death, disability or termination of employment. Pursuant to the agreement, Ms. Dorscht is also entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement.
      On December 1, 2004, we entered into an employment agreement with our Senior Vice President, Domestic Operations, Richard F. Manner Jr., providing for a term of employment of three years ending on December 1, 2007. Under the agreement, Mr. Manner has the right to an annual salary of no less than $150,000 and annual bonuses at our discretion. Mr. Manner is also entitled to certain severance benefits upon his death, disability or termination of employment. Pursuant to the agreement, Mr. Manner is also entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement.
Change in Control Arrangements
      Our Chairman and our President are each employed under agreements that contain change in control arrangements. If employment of any of these officers is terminated following a change in control (other than for cause), then we must pay such terminated employee a termination payment equal to 2.99 times his salary and bonus, based upon the average annual bonus paid to him prior to termination of his employment. In addition, all of their unvested stock options shall immediately vest as of the termination date of their employment due to a change in control. In each of their agreements, a change in control is generally defined as the occurrence of any one of the following:

•	any “Person” (as the term “Person” is used in Section 13(d) and Section 14(d) of the Exchange Act), except for the affected employee, becoming the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities;

•	a contested proxy solicitation of our stockholders that results in the contesting party obtaining the ability to vote securities representing 50% or more of the combined voting power of our then outstanding securities;

•	a sale, exchange, transfer or other disposition of 50% or more in value of our assets to another Person or entity, except to an entity controlled directly or indirectly by us;

•	a merger, consolidation or other reorganization involving us in which we are not the surviving entity and in which our stockholders prior to the transaction continue to own less than 50% of the outstanding securities of the acquirer immediately following the transaction, or if a plan involving our liquidation or dissolution other than pursuant to bankruptcy or insolvency laws is adopted; or

•	during any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors unless the election, or the nomination for election by our stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.
      Under Mr. Arovas’ employment agreement, a change of control would also occur if Dennis L. Pelino is no longer the Chairman of the Company and his direct superior.

      Notwithstanding the foregoing, a “change of control” is not deemed to have occurred (i) in the event of a sale, exchange, transfer or other disposition of substantially all of our assets to, or a merger, consolidation or other reorganization involving, any entity in which the affected employee has, directly or indirectly, at least a 25% equity or ownership interest; or (ii) in a transaction otherwise commonly referred to as a “management leveraged buy-out.”
      In addition, the existing stock options granted to these executive officers fully vest upon a “change in control,” as defined within our Stock Incentive Plan.
Directors’ Compensation
      Non-employee directors are paid $3,750 per quarter, provided that each member attends 75% of all meetings. In addition, a quarterly fee of $5,750 is paid to the chairman of the Audit and Compensation Committees, and a quarterly fee of $1,000 is paid to each other committee member. Upon joining our Board of Directors, each of our non-employee directors received an option to purchase 50,000 shares of our common stock with an exercise price equal to the closing price of our common stock on the trading day prior to the date of grant. One-half of these options vested on the first anniversary of the director’s membership on the Board, and the balance vest on the second anniversary of Board membership. In addition, on October 7, 2005, the chairmen of each of our Audit Committee and Compensation Committee received immediately exercisable options to purchase 30,000 shares of our common stock at an exercise price of $0.91 per share. On the same date, other members of the Audit and Compensation Committees received immediately exercisable options to purchase 20,000 shares of our common stock at an exercise price of $0.91 per share, and our Chairman received options to purchase 300,000 shares of our common stock at an exercise price of $0.91 per share (of which 150,000 shares vested on October 7, 2005, and 50,000 shares vest on each of October 8, 2006, 2007 and 2008).
Stock Options and Warrants
      The following table sets forth information on option grants in fiscal 2005 to the Named Executive Officers.
Option Grants in Last Fiscal Year

						Potential Realizable Value
						at Assumed Annual Rates
						of Stock Price
		% of Total		Market		Appreciation for
	Number of	Options Granted to		Price on		Option Term
	Options	Employees in	Exercise	Date of
Name	Granted	Fiscal-Year	Price	Grant	Expiration Date	5%	10%

Dennis L. Pelino	300,000	17.80	$0.91	$0.91	October 2015	$171,688	$435,092
Jason F. Totah	300,000	17.80	$0.91	$0.91	October 2015	$171,688	$435,092
Robert Arovas	300,000	17.80	$0.91	$0.91	October 2015	$171,688	$435,092
Thomas L. Scully	—	—	—	—	—	—	—
Sarah B. Dorscht	50,000	2.97	$0.91	$0.91	October 2015	$28,615	$72,515
Richard F. Manner Jr.	50,000	2.97	$0.91	$0.91	October 2015	$28,615	$72,515

      The following table sets forth information concerning year-end option values for fiscal 2005 for the Named Executive Officers. The value of the options was based on the closing price of our common stock on December 30, 2005 of $0.72.
Fiscal Year End Option Values

			Number of Unexercised		Value of Unexercised
			Options at		In-The-Money Options at
	Shares		Fiscal Year End		Fiscal Year End
	Acquired on	Value
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Dennis L. Pelino	—	—	5,584,600	150,000	$—	$—
Jason F. Totah	—	—	693,100	350,000	—	—
Robert Arovas	—	—	261,111	238,889	—	—
Thomas L. Scully	6,900	$15,699	132,400	—	—	—
Sarah B. Dorscht	—	—	82,500	37,500	—	—
Richard F. Manner Jr.	—	—	90,000	50,000	—	—

Outstanding Stock Options
      The Amended and Restated Stonepath Group, Inc. 2000 Stock Incentive Plan, (the “Stock Incentive Plan”) covers 15,000,000 shares of common stock. Under its terms, employees, officers and directors of the Company and its subsidiaries are currently eligible to receive non-qualified stock options, restricted stock awards and incentive stock options within the meaning of Section 422 of the Code. In addition, advisors and consultants who perform services for the Company or its subsidiaries are eligible to receive non-qualified stock options under the Stock Incentive Plan. The Stock Incentive Plan is administered by the Board of Directors or a committee designated by the Board of Directors.
      All stock options granted under the Stock Incentive Plan are exercisable for a period of up to ten years from the date of grant. The Company may not grant incentive stock options pursuant to the Stock Incentive Plan at exercise prices which are less than the fair market value of the common stock on the date of grant. The term of an incentive stock option granted under the Stock Incentive Plan to a stockholder owning more than 10% of the issued and outstanding common stock may not exceed five years and the exercise price of an incentive stock option granted to such stockholder may not be less than 110% of the fair market value of the common stock on the date of grant. The Stock Incentive Plan contains certain limitations on the maximum number of shares of the common stock that may be awarded in any calendar year to any one individual for the purposes of Section 162(m) of the Code.
      Generally, most of the options under the Stock Incentive Plan are granted subject to periodic vesting over a period of between three and four years, contingent upon continued employment with the Company. In addition to the stock options covered by the Stock Incentive Plan, the Company has outstanding options to purchase 552,000 shares of common stock. The following schedule identifies the vesting schedule associated with all of the Company’s outstanding options as of December 31, 2005.

	Plan	Non-Plan	Total

Vested as of 12/31/05	10,627,895	552,000	11,179,895
To vest in 2006	615,292	—	615,292
To vest in 2007	522,780	—	522,780
To vest in 2008	365,817	—	365,817

	12,131,784	552,000	12,683,784

      At December 31, 2005, these options were outstanding at the following exercise prices:

Number of Options
			Range of Exercise
Plan	Non-Plan	Total	Prices

5,208,334	422,000	5,630,334	$0.50 to $1.00
3,987,950	—	3,987,950	$1.01 to $2.00
2,935,500	120,000	3,055,500	$2.01 to $4.00
—	10,000	10,000	$6.38

12,131,784	552,000	12,683,784

      On April 28, 2005, the Compensation Committee (the “Committee”) of the Board of Directors approved the acceleration of the vesting of unvested stock options having an exercise price of more than $0.92 per share granted under the Company’s Amended and Restated 2000 Stock Incentive Plan that are held by the Company’s employees, including executive officers. As a result of this action, options to purchase 1,931,244 shares of the Company’s common stock became immediately exercisable, representing approximately 17.2% of the Company’s total outstanding options. Because the accelerated options had exercise prices in excess of the current market value of the Company’s common stock, they were not fully achieving their original objectives of incentive compensation and employee retention. The Company accelerated the vesting of these options to create a positive effect on employee morale, retention and perception of value. The acceleration was also intended to eliminate future compensation expense the Company would otherwise have to recognize in its statement of operations, aggregating approximately $0.5 million for the years ending December 31, 2006 through 2009, with respect to the accelerated options.
Outstanding Warrants
      As of December 31, 2005, warrants to purchase 3,476,778 shares of common stock were outstanding. Most of these warrants were granted in connection with investment-related transactions and have the following exercise prices:

Number of Shares	Exercise Price

1,177,778	$1.13
700,000	1.41
99,000	1.49
450,000	4.70
600,000	5.00
450,000	7.52

Equity Compensation Plan Information at Fiscal Year End
      The following table sets forth information, as of December 31, 2005, with respect to the Company’s stock option plan under which common stock is authorized for issuance, as well as other compensatory options granted outside of the Company’s stock option plan.

			(c)
			Number of Securities
	(a)		Remaining Available for
	Number of Securities	(b)	Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plan (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))

Equity compensation plans approved by security holders	12,131,784	$1.50	1,432,123	(1)
Equity compensation plans not approved by security holders	552,000	$1.67	—

Total	12,683,784	$1.50	1,432,123

(1)	Does not include options to purchase 1,436,093 shares of our common stock under the Company’s stock option plan which have been exercised.

PERFORMANCE PRESENTATION
      The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 2000 for (i) the Company’s Common Stock, (ii) the AMEX Market Index, and (iii) a peer group consisting of C.H. Robinson Worldwide, Inc., EGL, Inc., Expeditors International of Washington, Inc., Forward Air Corporation, and UTi Worldwide Inc., weighted by their market capitalization. Historic stock performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of any dividends and are calculated daily.
COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

	2001	2002	2003	2004	2005
Stonepath Group	$370.00	$290.00	$452.00	$240.00	$144.00
AMEX Market Index	$94.41	$91.83	$130.72	$159.77	$195.94
Peer Group Index	$94.76	$101.70	$125.08	$193.95	$248.99

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
STONEPATH GROUP, INC.
      The following is the report of the Audit Committee for the year ended December 31, 2005. The Audit Committee is composed of three (3) directors, each of whom meets the American Stock Exchange’s independence standards. The Audit Committee had historically operated under a written charter adopted by the Board of Directors in 2000. At a meeting held on March 25, 2003, the Board of Directors adopted a new written charter for the Audit Committee, which was amended by the Board of Directors on January 28, 2004. The Audit Committee, which is composed of independent directors, as a whole meets regularly with the Company’s management and independent auditors to discuss the adequacy of the Company’s internal control environment and financial reporting, accounting matters, audit results, and compliance with its corporate responsibility program.
      In carrying out its responsibilities and fulfilling obligations under its charter, the Audit Committee, among other things:

•	reviewed with the independent auditors their audit plan, audit scope, and identified audit risks;

•	discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as modified or supplemented, including, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•	obtained from the independent auditors a written statement describing all relationships between the independent auditors and the Company that might bear on the auditors’ independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”;

•	discussed with the independent auditors any relationships that may impact their objectivity and independence, and generally satisfied itself that the auditors are independent;

•	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2005 with management and the independent auditors;

•	obtained from management the representation that the Company’s consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America; and

•	discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls.
      Based on its review, analysis and discussions with management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors (and the Board approved) that the Company’s audited consolidated financial statements for the three years ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The Audit Committee and the Board, in recognition and consideration of the recommendation of management, have also appointed Grant Thornton LLP as the Company’s independent auditors for 2006.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

David R. Jones, Chairman
Aloysius T. Lawn, IV
Robert McCord

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
      None.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Loans to Executive Officers
      In connection with our acquisition of SLIS on April 4, 2002, we advanced the sum of $350,000 to Jason Totah. Mr. Totah was a former shareholder of SLIS and is now the Chief Executive Officer of the Company. The advance to Mr. Totah is to be repaid through 2006 by offset against the earn-out amounts that are otherwise due to Mr. Totah under the Stock Purchase Agreement. As of December 31, 2005, the entire sum of the advance has been offset against Mr. Totah’s earn-out payments.

By Order of the Board of Directors,

Dennis L. Pelino
Chairman of the Board
Dated: April 14, 2006

STONEPATH GROUP, INC.
This Proxy is Solicited on Behalf of the Board of Directors
          The undersigned hereby constitutes and appoints Dennis L. Pelino and Robert Arovas, and each of them, with full power of substitution, as proxy, to vote for the undersigned all shares of the common stock, par value $.001 per share of Stonepath Group, Inc., a Delaware corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held in the Pacific Board Room at the Bell Harbor International Conference Center, Pier 66, 2211 Alaskan Way, Seattle, WA 98121, at 10:00 a.m. local time on Friday, May 26, 2006, or at any adjournments thereof, upon the matters described in the accompanying proxy statement and upon such other matters as may properly come before the meeting. Said proxy is directed to vote or refrain from voting on the matters set forth in the accompanying proxy statement in the manner set forth on this proxy.
          You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations.
THE PROXY CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD

1.	Proposal 1

	ELECTION OF DIRECTORS	FOR	WITHHELD
	Nominees: Dennis L. Pelino, J. Douglass Coates, Robert McCord,	☐	☐
David R. Jones, Aloysius T. Lawn, IV, John H. Springer

For, except vote withheld for the following nominee(s):

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF STONEPATH GROUP, INC.

2.	Proposal 2

	Approve the issuance of more than 8,698,832 shares of common stock under a convertible note and warrant issued to Laurus Master Fund, Ltd. and certain additional convertible notes which may be issued to Laurus Master Fund, Ltd. in the future.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Proposal 3

	Ratification of the appointment of Grant Thornton LLP to serve as the auditors for the Company for the fiscal year ending December 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Check appropriate box
Indicate changes below:
Address Change     ☐ Name Change ☐

The undersigned hereby acknowledges receipt of the proxy statement.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

NOTE: Please sign name(s) exactly as printed hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE(S)

DATE	, 2006

YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF TWO WAYS:
1.	VOTE BY INTERNET: Log-on to www.votestock.com Enter your control number printed below Vote your proxy by checking the appropriate boxes Click on “Accept Vote”
OR
2.	VOTE BY MAIL: If you do not wish to vote over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.
YOUR CONTROL NUMBER IS:

You may vote over the internet 24 hours a day, 7 days a week.
Your internet vote authorizes the named Proxies to vote in the same manner as if you marked, signed and returned your proxy card.